UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2005

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 4, 2005, Novavax announced changes to it's Board of Directors and senior management team. Gary C. Evans, a Director of Novavax since 1998, was elected by the Board of Directors to the position of Chairman of the Board. Former Chairman, Dr. Denis O'Donnell, will remain on the Board as a Director. These changes became effective as of April 4, 2005.

The Board also approved the promotion of Dr. Rahul Singhvi to Senior Vice-President and Chief Operating Officer effective April 4, 2005.

Rider: Dr. Singhvi was promoted from his position as Vice President – Pharmaceutical Development and Manufacturing, which position he had held since joining the company in April 2004. Prior to joining Novavax, Dr. Singhvi worked for approximately 10 years with Merck & Co., serving as a Director within the Merck Manufacturing division, and held leadership positions that included responsibility for technology transfer and development of new products. Dr. Singhvi will continue to report to the President and Chief Executive Officer of the company.

A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release dated April 4, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

April 4, 2005	By:	Dennis W. Genge

Name: Dennis W. Genge
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release